Exhibit 10.31
KB HOME
NON-EMPLOYEE DIRECTORS STOCK PLAN
(amended and restated effective January 1, 2009)
     1. PURPOSE OF THE PLAN. The purpose of KB Home Non-Employee Directors Stock Plan (“Plan”) is to grant Awards of Stock Units and/or Options to non-employee Directors of KB Home (the “Company”) in order to align their compensation with the equity interests of the Company’s stockholders. The Plan provides for compensation through (i) annual grants of Stock Units to Directors and Committee Chairs, (ii) the payment of Directors’ Annual Retainer and Meeting Fees in cash or Stock Units, and (iii) the ability under certain conditions for Directors to elect to receive any or all of the foregoing in the form of Options. The Plan was adopted effective as of September 26, 1996 (the “Effective Date”), was subsequently amended as of December 4, 1998, December 6, 1999, and July 10, 2003. and is hereby amended and restated effective January 1, 2009 (the “Amendment Date”).
     2. DEFINITIONS.
     “AMENDMENT DATE” shall mean January 1, 2009.
     “ANNUAL MEETING” shall mean an annual meeting of stockholders of the Company.
     “ANNUAL RETAINER” shall mean the retainer fee, established by the Board, paid to a Director for service as a Director on the Board for a Director Year.
     “ANNUAL STOCK UNIT AWARD” shall mean the annual Award of Stock Units, established by the Board, paid to a Director at the beginning of a Director Year in consideration for such Director’s agreement to serve as a Director on the Board for the Director Year.
     “AWARD” shall mean an award of Stock Units or Options pursuant to the Plan.
     “BOARD” shall mean the Board of Directors of the Company.
     “CHANGE IN CONTROL” of the Company shall mean the occurrence of a “change in the ownership,” a “change in the effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company (or of such other corporation described in Section 1.409A-3(i)(5)(ii)(A)), as determined in accordance with Section 1.409A-1(i)(5) of the Treasury Regulations and the following provisions:
     (a) A “change in the ownership” of the Company (or other applicable corporation) shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation. However, if any person or group is considered to own more than 50% of the total fair market value or total voting power of the stock of such corporation, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” (or a “change in the effective control”) of such corporation.
     (b) A “change in the effective control” of the Company (or other applicable corporation) shall occur on either of the following dates: (i) The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30% or more of the total voting power of the stock of such corporation; provided, however, that if any person or group is considered to own more than 30% of the total total voting power of the stock of such corporation, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of such corporation; or (ii) The date on which a majority of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.
     (c) A “change in the ownership of a substantial portion of the assets” of the Company (or other applicable corporation) shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions. However, a transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such a transfer is made to a related person as described in Section 1.409A-3(i)(5)(vii)(B) of the Treasury Regulations.
     “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time. All references to the Code or any section thereof shall include the Treasury Regulations and other Department of Treasury guidance issued thereunder.
     “COMMITTEE” shall mean the Nominating and Corporate Governance Committee of the Board or such other committee as may be designated by the Board.
     “COMMITTEE CHAIR RETAINER” shall mean the annual Award of Stock Units, established by the Board, to be paid to a Director for service as Chairman of a committee of the Board of Directors for a Director Year.
     “COMPANY” shall mean KB Home.
     “DIRECTOR” shall mean a non-employee director of the Company.
     “DIRECTOR YEAR” shall mean the fiscal year commencing on the date of the

Company’s Annual Meeting and ending on the date immediately preceding the next Annual Meeting.
     “DIVIDEND EQUIVALENT PAYMENTS” shall mean the payment described in Section 7 hereof, to a holder of Stock Units with respect to certain dividends paid on outstanding shares of Stock.
     “EFFECTIVE DATE” shall mean September 26, 1996.
     “FAIR MARKET VALUE” of the Stock on a particular date shall equal (a) if Shares are traded on a securities exchange, the closing price of a Share as reported in the Wall Street Journal for such date or, if no sale occurred on such date, for the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on a securities exchange, (i) the last sales price on such date (if Shares are then listed as a Global Market Issue under the NASDAQ Global Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for Shares on such date; or, if no sales prices or bid and asked prices, as applicable, are reported by a national quotation system, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by a national quotation system; or (c) if Shares are not publicly traded, or with respect to any non-Share based Award or settlement of an Award, the fair market value established by the Committee acting in good faith.
     “OPTION” shall mean a right to purchase a number of shares of Stock at such exercise price, at such times, and on such other terms and conditions as are specified herein or pursuant to such other documentation as may evidence the Award. Options granted under this Plan are not intended to satisfy the requirements for treatment as Incentive Stock Options as defined under Section 422 of the Internal Revenue Code of 1986, as amended.
     “PER DIEM FEES” shall mean a fee, established by the Board, authorized by the Chief Executive Officer of the Company, in his or her sole discretion, to a Director who is asked to work on Board issues for a significant part of the day outside of normal Board or committee meetings.
     “RATIO” shall mean such ratio of the grant-date value of an Option to the Fair Market Value of the Stock underlying the Option as may be determined by the Committee from time to time for the purposes to calculating the number of Options to be granted to a Director, provided that any adjustment in such ratio shall be subject to the approval of the Board.
     “RULE 16B-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.
     “SECTION 409A” shall mean Section 409A of the Code and, for the avoidance of doubt only, the Treasury Regulations and other Department of Treasury guidance issued thereunder.
     “STOCK” shall mean shares of Common Stock, par value $1.00 per share, of the Company.

     “STOCK UNIT” shall mean a right to (i) receive a share of Stock or (ii) receive a cash payment, in accordance with the conditions set forth herein, of the Fair Market Value of a share of Stock.
     “TERMINATION DATE” shall mean the date a Director’s service on the Board terminates for any reason, provided that such termination constitutes a “separation from service” within the meaning of Section 409A as determined in accordance with Section 10(c) hereof.
     3. SOURCE OF SHARES DELIVERED UNDER AWARDS. Any Stock delivered pursuant to an Award shall consist of shares of stock acquired by the Company on the open market.
     4. ANNUAL RETAINER AND STOCK UNIT AWARDS.
     (a) The Committee shall from time to time establish the dollar amount of the Annual Retainer for a Director Year, the number of shares of Stock subject to the Annual Stock Unit Award and Committee Chair Retainers for a Director Year, and the applicable Ratio for Options granted during a Director Year, provided that any adjustment in such amounts or numbers shall be subject to the approval of the Board.
     (b) On the date of each Annual Meeting, each incumbent Director or who has been elected as of the date of such Annual Meeting shall receive an Annual Stock Unit Award of 4,000 Stock Units, which amount shall be subject to adjustment in future Director Years as contemplated in Section 4(a) hereof. If an individual is first elected as Director during a Director Year, he or she shall receive a prorated Annual Stock Unit Award for the remaining balance of the Director Year.
     (c) On the date of each Annual Meeting, the then-incumbent Chairman of the Audit and Compliance Committee shall receive a Committee Chair Retainer of 1000 Stock Units; Chairmen of other Committees of the Board shall receive a retainer of 600 Stock Units. Committee Chair Retainers shall be subject to adjustment in future Director Years as contemplated in Section 4(a) hereof. If a Director is elected as the Chairman of a Committee during a Director Year, he or she shall receive a prorated Committee Chair Retainer for the remaining balance of the Director Year.
     5. ANNUAL RETAINER. Each Director shall be entitled to receive an Annual Retainer with respect to each Director Year in accordance with the provisions of this Section 5. Each Director shall be given an opportunity by the Company on an annual basis to elect (“Annual Election”) to receive his or her Annual Retainer: (i) in cash, (ii) in Stock Units, or (iii) in Options. A Director who does not make an Annual Election shall receive his or her Annual Retainer in cash.
     (a) The Annual Election for the Annual Retainer with respect to any Director Year (or for the Committee Chair Retainer or Annual Stock Unit Award with respect to any Director Year, pursuant to Section 6 hereof) must be in writing and shall be delivered to the Secretary of the

Company no later than the last day of the Director’s taxable year ending prior to the Director Year, subject to Section 5(c). (The Annual Election shall be irrevocable after the last day of the Director’s taxable year ending prior to the Director Year, subject to Section 5(c).) The Annual Election shall specify the Annual Retainer that such Director elects to receive in cash, or Stock Units, or Options (or the Committee Chair Retainer or Annual Stock Unit Award that such Director elects to receive in Options). If such Director elects to receive Stock Units or Options, such Annual Election shall specify whether such Stock Units or Options shall be settled in cash or shares. If the Director does not specify whether such Stock Units or Options shall be settled in cash or shares, settlement shall be made in cash.
     (b) If a Director elects to receive his or her Annual Retainer in cash, payment shall be made on a quarterly basis. If a Director elects to receive Stock Units in lieu of the Annual Retainer, the Director shall receive Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value (on the date of the Company’s Annual Meeting) equal to 120% of the Annual Retainer.
     (c) Any person who becomes a Director on or after the date of an Annual Meeting, whether by appointment or election as a Director (or by change in status from a full-time employee), shall receive an Annual Retainer prorated for the balance of that Director Year. Notwithstanding the provisions of Section 5(a), such Director’s Annual Election for the Director Year in which he or she first becomes a Director may be delivered to the Secretary of the Company no later than the date on which such person first becomes a Director, and such Annual Election shall be irrevocable after the date on which such person first becomes a Director. In the event a Director voluntarily resigns from the Board during a Director Year, (i) the Director shall return to the Company any cash payment covering the prorated portion of the Annual Retainer for the balance of that Director Year and (ii) the Director shall forfeit a percentage of any Stock Units or Options awarded (or if an Option has been exercised, the Director shall return to the Company a cash amount equal to the taxable amount realized by the Director on the date of the Option exercise) prorated for the balance of the portion of the Director Year (if any) as to which such Stock Units or Options were awarded. No return of any portion of the Annual Retainer, Stock Unit or Option grant shall be required in the event a Director leaves the Board as the result of retirement, incapacity or death.
     6. OPTION AWARDS IN LIEU OF FEES OR STOCK UNITS.
     (a) Any Director may elect, by means of an Annual Election in accordance with Section 5 hereof, to receive an Award of Options in lieu of the Annual Retainer, Committee Chair Retainer, and/or Annual Stock Unit Award that such Director otherwise would be entitled to receive. Options shall be granted as of the date of the Company’s Annual Meeting at the commencement of the Director Year for which the Award is being made.
     (b) The number of shares of Stock subject to an Option granted in lieu of the Annual Retainer shall equal the number of shares, rounded up to the nearest whole number, obtained by dividing (i) the dollar amount of the Annual Retainer by (ii) the product of the Ratio and the Fair Market Value of a share of Stock on the date of the Award. The number of shares of Stock subject to an Option granted in lieu of the Annual Stock Unit Award and/or the Committee Chair

Retainer shall equal the number of shares, rounded up to the nearest whole number, obtained by dividing (i) the Fair Market Value of the number of shares of Stock subject to the Annual Stock Unit Award and/or the Committee Chair Retainer, by (ii) the product of the Ratio and the Fair Market Value of a share of Stock on the date of the Award.
     (c) The price at which each share of Stock may be purchased upon exercise of a particular Option shall be the Fair Market Value of the Stock on the date of the Annual Meeting at which the Option is granted. The exercise period of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by any other means, except as provided in Section 12 hereof. The Committee shall not extend the exercise price of an Option beyond the earlier of the latest date upon which the Option could have expired by its original terms under any circumstances or the tenth anniversary of the date of grant of such Option, or otherwise modify any Option or add any feature for the deferral of compensation in any manner that would cause a violation of the requirements of Section 409A.
     (d) Each Option shall be vested on the date of grant, but cannot be exercised unless and until the earlier of: (i) the Director’s acquisition and continued beneficial ownership of at least 10,000 shares of Stock or Stock Units or (ii) the Director’s Termination Date. Options shall have a maximum term of 15 years from the date of grant. Except as provided in Section 5(c) herein, Options shall remain outstanding and fully exercisable for one (1) year from the Termination Date, except in the event of removal for cause, in which case Options shall remain outstanding and fully exercisable for 30 days.
     (e) No Stock shall be delivered pursuant to any exercise of an Option until the Director has made payment in full of the Option price therefor or provision for such payment satisfactory to the Committee. The exercise price of an Option may be paid in cash or certified or cashiers’ check or by delivery (either actually or by attestation) of shares of Stock that have been acquired or held by the Director in such manner as to not result in an accounting charge.
     (f) Unless the documents evidencing the grant of an Option (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable, no Option granted under the Plan may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution.
     7. DIVIDEND EQUIVALENT PAYMENTS. Effective as of each dividend payment date for outstanding shares of Stock, a current cash payment shall be made on each outstanding Stock Unit to the holder thereof in an amount equal to dividend paid on an outstanding share of Stock.
     8. STOCK UNITS. Each Stock Unit Award under this Plan shall be evidenced by an Award Agreement that complies with, or is exempt from, the requirements of Section 409A. Unless otherwise provided herein, all payments in respect of a Director’s Stock Units shall be made as soon as practicable after (but in no event later than 60 days following) the earlier of: (i) the occurrence of a Change in Control and (ii) the Termination Date.
     9. FORM OF PAYMENT. Payment in respect of Stock Units and/or Options shall be made in Stock or in cash, in accord with the previous annual elections made by the Director. The

Company shall not issue fractions of a share. Whenever under the terms of the Plan a fractional share would otherwise be required to be issued, the Director shall be paid in cash for such fractional share.
     10. SECTION 409A.
     (a) To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall comply with the requirements of Section 409A. To the extent possible, the Plan and Award Agreements shall be interpreted in accordance with Section 409A, including without limitation any Treasury Regulations or other Department of Treasury guidance that may be issued or amended after the Effective Date or the Amendment Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, including such Department of Treasury guidance as may be issued after the Effective Date or the Amendment Date, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A.
     (b) If, on a Director’s Termination Date, (i) such Director is a “specified employee” of the Company (within the meaning of Section 409A as determined annually by the Committee in accordance with the methodology specified by resolution of the Board or the Committee and in accordance with Section 1.409A-1(i) of the Treasury Regulations) and (ii) the Company shall make a good-faith determination that an amount payable pursuant to an Award constitutes “deferred compensation” (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to preserve the tax treatment intended for such payment or to avoid additional tax, interest, or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable agreement between the Company and the relevant Director.
     (c) For purposes of this Plan, a “separation from service” within the meaning of Section 409A shall mean termination of services provided by a Director to the Company, whether voluntary or involuntary, as determined by the Committee in accordance with Section 1.409A-1(h) of the Treasury Regulations. In determining whether a Director has experienced a separation from service, the following provisions shall apply:
          (i) If a Director provides services for the Company as both an employee and as a director of the Board of the Company, to the extent permitted by Section 1.409A-1(h)(5) of the Treasury Regulations, the services provided by such Director as an employee shall not be taken into account in determining whether the Director has experienced a separation from service as a director of the Board of the Company, and the services provided by such Director as a director of the Board of the Company shall not be taken into account in determining whether the Director has experienced a separation from service as an employee.
          (ii) For purposes of this Subsection, services performed for the Company shall include service performed both for the Company and for any other corporation that is a member of the same “controlled group” of corporations as the Company under Section 414(b) of the Code or any other trade or business (such as a partnership) that is under common control with the Company as determined under Section 414(c) of the Code, in each case as modified by Treasury Regulation Section 1.409A-1(h)(3) and substituting “at least 50 percent” for “at least 80 percent” each place it appears in Section 1563(a) of the Code or Treasury Regulation Section 1.414(c)-2.
     (d) A Director shall be solely responsible and liable for the satisfaction of all taxes, interest, and penalties that may be imposed on such Director or for such Director’s account in connection with an Award (including any taxes, interest, and penalties under Section 409A), and neither the Company nor its affiliates shall have any obligation to indemnify or otherwise hold such Director harmless from any or all of such taxes, interest, or penalties.
     11. STATEMENT OF ACCOUNT. Each Director shall receive an annual statement showing the number of Stock Units and/or Options that have been awarded to the Director under the Plan.
     12. CHANGE IN CAPITAL STRUCTURE. In the event of any change in the Stock by reason of any stock dividend, split, combination of shares, exchange of shares warrants or rights offering to purchase Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to the Plan, the exercise price of any outstanding Options under the Plan, and any other relevant provisions of the Plan or any outstanding Awards, whose determination shall be binding and conclusive on all persons; provided, however, that such adjustment shall be made only to the extent that it does not cause a violation of the requirements of Section 409A.
     13. NONTRANSFERABILITY. Stock Units shall not be transferable and may not be alienated by a Director except by will or the laws of descent and distribution.
     14. RIGHTS. Except to the extent otherwise set forth herein, Directors shall not have any of the rights of a stockholder with respect to the Stock Units.
     15. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (i) determine the eligibility for Awards or the number of Stock Units or timing or value of Awards to be granted to any Director, or (ii) take any action specifically delegated to the Board under the plan. With respect to any determination contemplated in subsection (i) of the preceding sentence, the Committee shall make recommendations to the Board, but any final determination with respect to such recommendation shall be subject to the approval of the full Board.
     16. AMENDMENT OR TERMINATION OF THE PLAN. The Board may, at any time, amend or terminate the plan; but no amendment or termination shall, without the written consent of a Director, reduce the Director’s rights under previously granted Awards or with respect to any Fees previously earned. No amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company.
     17. NO RIGHT TO RENOMINATION. Nothing in the plan or in any Award shall confer upon any Director the right to be nominated for reelection to the Board.
     18. PAYMENTS UPON DEATH. In the event of a Director’s death, payments with respect to any Stock Units shall be made in a single lump sum payment to the beneficiary designated by the Director, and the right to exercise any Options shall be accorded to such beneficiary, or in the absence of an executed beneficiary form, to the person legally entitled thereto, as designated under his or her will, or to such heirs as determined under the laws of intestacy for the state of his or her domicile.
     19. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.